                                  SCHEDULE 14A
             INFORMATION REQUIRED IN PROXY STATEMENT, OFFICIAL TEXT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                OGE ENERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
--------------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     3)  Filing Party:
--------------------------------------------------------------------------------
     4)  Date Filed:
--------------------------------------------------------------------------------

OGE ENERGY CORP.



PROXY STATEMENT
AND
NOTICE OF ANNUAL MEETING
========================

MAY 15, 1997



                                              OGE ENERGY CORP.
                                                        [LOGO]



CONTENTS

                                             Page

Chairman's Letter                             1       NOTICE OF ANNUAL MEETING
                                                      OF SHAREOWNERS
Notice of Annaul Meeting                      2       AND PROXY STATEMENT

Proxy Statement                               3       THURSDAY, MAY 15, 1997, AT 10:00 a.m.

  Proposal No. 1 - Election of Directors      4       OKLAHOMA CITY MARRIOTT HOTEL
     Information about Directors              4       3233 NORTHWEST EXPRESSWAY
        and Nominees                                  OKLAHOMA CITY, OKLAHOMA
  Information Concerning the                  7
     Board of Directors

  Executive Officers' Remuneration            8

  Report of Compensation                      8
     Committee on Executive
        Compensation

  Summary Compensation                       11
     Table

  Pension Plan Table                         12

  Change of Control Arrangements             13

  Company Stock Performance                  14

  Security Ownership                         14

  Section 16(a) Beneficial                   15
     Ownership Reporting Compliance

  Relationship with Independent              15
     Public Accountants

  Shareowner Proposals                       15

  Map                                        16

                                        i

OGE ENERGY CORP.
=================================-----------------------------------------------


                                                                  March 28, 1997

DEAR SHAREOWNER:

     You are cordially invited to attend the annual meeting of OGE Energy Corp. at 10:00 a.m. on Thursday, May 15, 1997, at the Oklahoma City Marriott Hotel, 3233 Northwest Expressway, Oklahoma City, Oklahoma.

     Even though you may own only a few shares, your proxy is important in making up the total number of shares necessary to hold the meeting. Whether or not you plan to attend the meeting, please fill out, sign and return your proxy card in the envelope provided as soon as possible. Your cooperation will be appreciated.

     Those arriving before the meeting will have the opportunity to visit informally with the management of your Company. In addition to the business portion of the meeting, there will be reports on the Company's current operations and outlook.

     Your continued interest in the Company is most encouraging and, on behalf of the Board of Directors and employees of the Company, I want to express our gratitude for your confidence and support.

                                              Very truly yours,


                                          /s/ Steven E. Moore
                                              Steven E. Moore
                                              Chairman of the Board, President
                                              and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF SHAREOWNERS
========================--------------------------------------------------------

     The Annual Meeting of Shareowners of OGE Energy Corp. will be held on Thursday, May 15, 1997, at 10:00 a.m. at the Oklahoma City Marriott Hotel, 3233 Northwest Expressway, Oklahoma City, Oklahoma, for the following purposes:

     (1)To elect three directors to serve for a three-year term; and

     (2)To transact such other business as may properly come before the meeting.

The map on page 16 will assist you in locating the Oklahoma City Marriott Hotel.

     The Board of Directors has fixed the close of business on March 18, 1997, as the record date for the determination of shareowners entitled to notice of and to vote at this meeting or any adjournment of the meeting. A list of such shareowners will be available, as required by law, at the principal offices of the Company at 101 N. Robinson, Oklahoma City, Oklahoma 73102-3405.


                                            /s/ Irma B. Elliott
                                                Irma B. Elliott
                                                Vice President and Secretary
Dated: March 28, 1997


--------------------------------------------------------------------------------
IMPORTANT - YOUR PROXY CARD IS ENCLOSED IN THIS ENVELOPE

     To assure your representation at the meeting, please sign, date and return the proxy promptly in the enclosed envelope. No postage is required for mailing in the United States. If your shares are held in the name of a broker, trust, bank or other nominee and you plan to attend the meeting and vote your shares in person, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.
--------------------------------------------------------------------------------

PROXY STATEMENT
                                                            March 28, 1997


     OGE Energy Corp. (the "Company") became the parent holding company of Oklahoma Gas and Electric Company ("OG&E") and its subsidiaries at the close of business on December 31, 1996, pursuant to a corporate reorganization. As a result, all outstanding shares of OG&E common stock (other than shares held by holders who perfected their dissenters' rights) automatically became shares of the Company's Common Stock.

     The Annual Meeting of Shareowners of OGE Energy Corp. will be held at the Oklahoma City Marriott Hotel, 3233 Northwest Expressway, Oklahoma City, Oklahoma, on May 15, 1997, at 10:00 a.m. For the convenience of those shareowners who may attend the meeting, a map is printed on page 16 that gives directions to the Oklahoma City Marriott Hotel. At the meeting, it is intended that the first item in the accompanying notice will be presented for action by the owners of the Company's Common Stock. The Board of Directors does not now know of any other matters to be presented at the meeting, but, if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

     The Board of Directors solicits your proxy for use at this meeting. You may revoke your proxy at any time before it is exercised by giving written notice of its revocation to the Secretary of the Company or filing with her another proxy as provided by law. All proxies properly executed by shareowners and received by the Company prior to the meeting will be voted and will be voted in accordance with the directions made on the proxy and, if no directions are made, the proxy will be voted in favor of election of the Board's nominees for directors.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegram by officers and regular employees of the Company or its subsidiaries. Morrow & Co. Inc., New York, New York, will assist in solicitation of proxies and the Company will pay Morrow & Co. Inc. for its proxy solicitation services approximately $7,000 plus expenses. The Company does not expect to pay any additional compensation for the solicitation of proxies; however, brokers and other custodians, nominees, or fiduciaries may be reimbursed for their expenses in forwarding proxy material to principals and obtaining their proxies.

     On March 1, 1997, the Company had outstanding approximately 40,373,991 shares of Common Stock, par value $.01 per share. The Company does not have any other outstanding class of stock.

     The owners of the Common Stock are entitled to one vote on each matter presented for a vote at the meeting.

     The Company's 1996 Annual Report to its shareowners, including financial statements for the year 1996, was sent on or about March 28, 1997, to all shareowners of the Company of record on March 18, 1997.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company presently consists of nine members. The directors are classified into three groups. One class of directors is elected at each year's Annual Meeting for a three-year term and to continue in office until their successors are elected and qualified. The following three persons are the nominees of the Board to be elected for such three-year term at the Annual Meeting to be held on May 15, 1997: Messrs. William E. Durrett, H. L. Hembree, III and Steven E. Moore. Each of these individuals is currently a director of the Company whose term as a director is scheduled to expire at the Annual Meeting.

     The enclosed proxy, unless otherwise specified, will be voted in favor of the election as directors of the previously listed three nominees. The Board of Directors does not know of any nominee who will be unable to serve, but if any of them should be unable to serve, the proxy holder may vote for a substitute nominee. No nominee or director owns more than 0.06% of any class of voting securities of the Company.

     For the nominees described herein to be elected as directors, they must receive a plurality of the votes of shares of Common Stock present in person or by proxy and entitled to vote. Plurality means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority, broker non-vote, or otherwise) have no impact on the election of directors, except to the extent the failure to vote for an individual results in the individual receiving fewer votes than another individual.

     Each director of the Company is also a director of OG&E and became a director of the Company upon the effectiveness of the corporate reorganization on December 31, 1996.

INFORMATION ABOUT DIRECTORS AND NOMINEES
--------------------------------------------------------------------------------
The following contains certain information as of March 1, 1997, concerning the three nominees for directors, as well as the directors whose terms of office do not expire at the Annual Meeting on May 15, 1997.
--------------------------------------------------------------------------------

NOMINEES FOR ELECTION FOR TERM EXPIRING AT 2000 ANNUAL MEETING OF SHAREOWNERS

     WILLIAM E. DURRETT, 66, is Chairman of the Board,  President
and Chief Executive Officer of American Fidelity Corporation,  an
insurance  holding  company,  and numerous other  subsidiaries of
American Fidelity Corporation. He serves as Chairman of the Board
and director of American Fidelity Assurance Company, an insurance     [Photo]
company wholly-owned by American Fidelity Corporation. He also serves as a director of BOK Financial Corporation and INTEGRIS
Health.  Mr.  Durrett has been a director  of the  Company  since
December 31, 1996, and of OG&E since March 1991, and is a member of the audit and compensation committees of the Board.

--------------------------------------------------------------------------------

     H.  L.  HEMBREE,  III,  65,  is  Chairman  of the  Executive
Committee of Merchants  National Bank,  Fort Smith,  Arkansas,  a
subsidiary of Deposit Guaranty Corp., Jackson,  Mississippi.  Mr.
Hembree is  approximately  a 5% shareholder  of Deposit  Guaranty     [PHOTO]
Corp. Prior to 1989, he was Chairman and Chief Executive  Officer
of Arkansas  Best  Corporation,  a  diversified  holding  company located in Fort  Smith,  Arkansas.  He has been a director of the
Company since December 31, 1996, and of OG&E since 1985, and is a member of the compensation committee of the Board.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     STEVEN  E.  MOORE,  50,  is  Chairman,  President  and Chief
Executive  Officer  of the  Company  and  of  OG&E,  having  been appointed to such positions with the Company  effective  December
31, 1996 and as President  of OG&E in August  1995,  and as Chief
Executive Officer and Chairman of OG&E in May 1996. Mr. Moore has     [PHOTO]
been employed by OG&E for more that 22 years, having previously served as Senior Vice President of Law and Public Affairs. Mr.
Moore has served on many industry-wide committees in the electric utility industry. Mr. Moore has been a director of the Company since 1996 and of OG&E since October 1995.

--------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS EXPIRE AT 1999 ANNUAL MEETING OF SHAREOWNERS

     HERBERT  H.   CHAMPLIN,   59,  is   President   of  Champlin
Exploration,  Inc., an independent oil producer, and President of
Enid Data  Systems,  computer  marketers,  both  located in Enid,
Oklahoma.  Mr.  Champlin has been a director of the Company since
December 31, 1996 and of OG&E since 1982,  and is chairman of the     [PHOTO]
audit committee and a member of the nominating committee of the Board. Mr. Champlin also was engaged separately during 1996 as a part of his principal business occupation in the petroleum industry and had interests in oil and gas wells. During 1996, under terms of gas purchase contracts, OG&E paid $38,503 to him and his family business interests. The terms of the contracts were no less favorable to OG&E than the terms that would have been obtained from other independent producers.

--------------------------------------------------------------------------------

     MARTHA  W.  GRIFFIN,  62,  owner  of  Martha  Griffin  White
Enterprises,  is  presently  engaged  in  the  management  of her personal investments,  the operation of a ranch and various civic activities.  Prior to September 30, 1994,  she served as Chairman of the Board of Griffin  Television,  Inc.,  located in  Oklahoma
City, Oklahoma, and Chairman of the Board of Griffin Food Company
(a subsidiary of Griffin Television, Inc.). Mrs. Griffin has been    [PHOTO]
a director of the  Company  since  December  31, 1996 and of OG&E since 1987,  and is chairman of the  nominating  committee  and a member of the audit  committee of the Board.  During  1996,  Mrs.
Griffin was also a major stockholder of television  station KWTV,
Channel 9, Oklahoma  City,  Oklahoma.  During 1996,  OG&E paid an
aggregate   of   approximately   $158,300  to  KWTV  for  showing
television   commercials  of  OG&E.   This  television  time  was
purchased by contract with the station, and the rate paid was no less favorable to OG&E than the rate that would have been paid to similar stations in the Oklahoma City area.

--------------------------------------------------------------------------------

     RONALD H. WHITE, M.D., 60, is a practicing  cardiologist and is President and Chief Executive  Officer of Cardiology,  Inc. in
Oklahoma City. He serves as a member of the Board of Directors of    [PHOTO]
INTEGRIS Baptist Medical Center of Oklahoma City, and was a member of the Board of Regents of the University of Oklahoma for 14 years. Dr. White has been a director of the Company since
December 31, 1996 and of OG&E since 1989, and is a member of the nominating committee of the Board.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE AT 1998 ANNUAL MEETING OF SHAREOWNERS

     LUKE R. CORBETT, 50, is Chairman and Chief Executive Officer
of  Kerr-McGee  Corporation.  He has been  employed by Kerr-McGee
Corporation  for more than 12 years,  having  served as President
and  Chief  Operating  Officer  from  1995 to  1997;  Group  Vice     [PHOTO]
President from 1992 to 1995; and Senior Vice President from 1991 to 1992. Mr. Corbett also serves as a member of the Board of Directors of Devon Energy Corporation. Mr. Corbett has been a
Director of the Company since December 31, 1996, and of OG&E since December 1, 1996.

--------------------------------------------------------------------------------

     ROBERT  KELLEY,   51,  is  Chairman,   President  and  Chief
Executive  Officer  of Noble  Affiliates,  Inc.,  an  independent energy company with exploration and production  operations in the
United States and international  operations  primarily in Canada,
Tunisia and  Equatorial  Guinea.  He also serves as President and
Chief  Executive  Officer of Samedan Oil Corporation and Chairman    [PHOTO]
and Chief Executive Officer of Noble Gas Marketing Inc., both wholly-owned subsidiaries of Noble Affiliates, Inc. Mr. Kelley has been a director of the Company since December 31, 1996 and of OG&E since January 17, 1996, and is a member of the audit committee of the Board. Mr. Kelley also serves as a director of Exchange National Bank and Trust Company of Ardmore, Oklahoma and of AmQuest Financial Corporation.

--------------------------------------------------------------------------------

     BILL  SWISHER,  66,  is  Chairman  of the  Board  and  Chief
Executive  Officer of CMI  Corporation,  a  manufacturer  of road
construction   equipment   that  is  located  in  Oklahoma  City,    [PHOTO]
Oklahoma.  Mr.  Swisher has been a director of the Company  since
December 31, 1996 and of OG&E since 1979, and is chairman of the compensation committee and a member of the audit committee of the Board.

--------------------------------------------------------------------------------

INFORMATION CONCERNING THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     Each member of the Board of Directors of the Company is also a Director of OG&E. The Board of Directors of the Company met on three occasions during 1996 and the Board of Directors of OG&E met on seven occasions during 1996. Each director attended at least 92% of the total number of meetings of the Boards of Directors and the committees of the Boards on which he or she served.

     COMMITTEES. The committees of the Company's Board of Directors include a compensation committee, an audit committee and a nominating committee. The Directors who are members of the various committees of the Company serve in the same capacity for purposes of the OG&E Board. There were no committee meetings of the Company during 1996 and the following describes the actions of the committees of the OG&E Board during 1996. Members of the compensation committee are Bill Swisher, chairman, and Messrs. Durrett and Hembree. During 1996, the committee met on three occasions to review and make recommendations to OG&E's Board of Directors with respect to compensation of principal officers, salary policy for the period, benefit programs for employees, compensation for outside directors for service on the Board and the Board committees, and future objectives and goals of OG&E.

     Members of the audit committee are Herbert H. Champlin, chairman, Mrs. Griffin and Messrs. Corbett, Durrett, Kelley, and Swisher. During 1996, the committee met on three occasions to review and make recommendations to the Board of Directors with respect to internal audit procedures, engagement of independent public accountants, their review with the independent accountants of the results of the auditing engagement, and matters having a material effect upon financial operations.

     Members of the nominating committee are Martha W. Griffin, chairman, Mr. Champlin and Dr. White. During 1996, the committee met on three occasions to review and make recommendations to the Board of Directors with respect to nominees for election as directors. Similarly, recommendations were made concerning membership of the audit, compensation and nominating committees and rotation of committee assignments among directors. It is expected that the nominating committee will consider nominees recommended by shareowners in accordance with the Company's By-laws. The Company's By-laws provide that a shareowner intending to nominate director candidates for election at an Annual Meeting of Shareowners must deliver written notice thereof to the Secretary of the Company not later than 90 days in advance of the meeting. The notice must set forth certain information concerning such shareowner and the nominee(s), including each nominee's name and address, a representation that the shareowner is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareowner and each nominee and any other person pursuant to which the nomination or nominations are to be made by the shareowner, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such shareowner and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     DIRECTOR COMPENSATION. Directors of the Company were not compensated for serving in such capacity during 1996. Compensation of non-officer directors of OG&E during 1996 consisted of an annual retainer fee of $27,500, of which $2,000 was payable monthly in cash (the same amount that has been paid monthly since August 1994) and $3,500 was deposited in the director's Stock Account under the Directors' Deferred Compensation Plan and converted to 85.106 common stock units based on the closing price of OG&E's Common Stock on November 29, 1996. In addition, all non-officer directors received $1,000 for each Board meeting and $1,000 for each committee meeting attended. The Company assumed the Directors' Deferred Compensation Plan of OG&E as part of the corporate reorganization and the Board of Directors of the Company has currently set the compensation of non-officer directors at the same levels paid to directors of OG&E during 1996. Under the Directors' Deferred Compensation Plan, non-officer directors also may defer payment of all or part of their attendance fees and the cash portion of their annual retainer fee, which deferred amounts are, at the election of the director, credited to a Dollar Account or a Stock Account or a combination of both, on the date the deferred amounts otherwise would have been paid.

     Amounts credited to the Dollar Account accrue interest approximately equal to the commercial paper rate for established companies. Amounts credited to the Stock Account are converted into common stock units equal in number to the number of shares of the Company's Common Stock which the amounts would purchase based on the fair market value of the Company's Common Stock on the date the amounts would otherwise be paid. The Stock Account is credited on each dividend payment date for the Company's Common Stock with additional common stock units by dividing the aggregate cash dividend which would have been paid if existing common stock units were actual shares of the Company's Common Stock by the fair market value of the Company's Common Stock as of the dividend payment date.


     When an individual ceases to be a director of the Company,  all amounts credited under  the Plan are paid in cash in a lump  sum or  installments,  with the  value of common  stock units based on the fair market value of the  Company's  Common Stock at the time of payment. In addition,  amounts that are credited to the Stock Account are automatically  transferred to a Dollar Account upon the occurrence of certain mergers and related transactions in which the Company is not the survivor.  As an alternative to the foregoing  investment options, the Plan permits a non-officer director to have all or any deferred portion of the attendance fees and the cash portion of the annual retainer fee applied to purchase life insurance for the director.

     In addition,  for those  directors  who have retired from the Board of Directors after 10 years or more of  service,  OG&E has  historically  continued  to pay  their annual retainer until their death.

EXECUTIVE OFFICERS' REMUNERATION
--------------------------------------------------------------------------------
     The Company's executive compensation program is administered by the Compensation
Committee of the Board of Directors  of the Company  (the  "Committee").  OG&E is the
principal  subsidiary of the Company.  Since the Company did not conduct any business operations  prior to becoming the parent holding  company of OG&E effective  December
31, 1996, the executive  officers of the Company (who also are executive  officers of
OG&E) were  compensated  solely by OG&E  during 1996 and the  Company's  Compensation
Committee did not meet during 1996. As noted above,  the members of the  Compensation
Committee  and Board of Directors of OG&E serve in the same capacity for the Company.
Set forth below is the Committee's  report on compensation paid to executive officers by OG&E during 1996.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
     GENERAL. The primary goals of the Committee in setting executive compensation in
1996 were:  (i) to provide a total  compensation  package  that would  enable OG&E to attract and retain key  executives and (ii) to align the  executives'  interests with those of shareowners and with performance by OG&E and its subsidiaries.

     Compensation  of OG&E's  executive  officers in 1996 was comprised  primarily of salary,  awards under OG&E's Annual Incentive  Compensation Plan, awards under OG&E's
Restricted Stock Plan, and benefits under OG&E's Employees'  Retirement  Savings Plan and pension plan. Virtually all employees, including executive officers, are eligible to participate in the Retirement  Savings Plan and pension plan.  Both the Retirement
Savings  Plan and pension  plan have a  supplemental  restoration  plan that  enables executive  officers to receive the same benefits that they would have received in the absence  of  limitations  imposed  by  the  federal  tax  laws  on  contributions  or payouts.(1) In addition, a Supplemental Executive Retirement Plan (the "SERP"), which was adopted in 1993,  offers  attractive  pension benefits to lateral hires. The only participant  in the SERP to date has been James G.  Harlow,  Jr.,  the  former  Chief
Executive  Officer of OG&E.  The SERP is not  expected to benefit  present  executive officers  generally  who  remain  employed  by the  Company  or OG&E until age 65. In reviewing the benefits  under the SERP,  Retirement  Savings  Plan,  pension plan and related restoration plans, the Committee sought in 1996 to provide  participants with benefits  generally  commensurate with those offered by other utilities of comparable size. The restoration plans for the Retirement  Savings Plan and pension plan contain provisions  requiring  their  immediate  funding  in the  event of  certain  mergers, consolidations or tender offers involving the Company.

     The target  level of total  compensation  of OG&E's  executives  in 1996 was set generally at approximately the average of the compensation paid to similar executives within the  approximately  120  electric  utilities  included in the Edison  Electric
Institute  Survey  (the  "Survey  Group")(2).  In recent  years,  the  Committee  has significantly  altered the  structure of the  executive  compensation  system and the composition of the  individual  compensation  packages,  shifting from a compensation system based in large part on individual  performance  and continued  employment to a compensation  system  that  places a  significant  portion  of  compensation  at risk dependent on the performance of OG&E and its subsidiaries.

     The first step in the process of switching to a more incentive-based  system for executive  officers occurred in 1992 with awards of Restricted Stock tied not only to continued  employment,  but also to the achievement of specified  performance targets over a three-year  period.  The  remaining  step  occurred in 1993 when the Committee froze the salaries of senior executives and imple-

----------
(1)  Effective December 31, 1996, the Annual Incentive  Compensation Plan, Employees'
     Retirement  Savings  Plan  (and  related  supplemental   restoration  plan)  and
     Restricted  Stock Plan were  assumed by the Company  and the  pension  plan (and related  supplemental  restoration plan) were amended to permit participation by employees of the Company.

(2)  While  similar,  the utilities in the Survey Group are not the same utilities in the Dow Jones Electric  Utilities Index utilized in the Stock  Performance Graph on page 14. The Survey Group was selected by Towers  Perrin and, in the judgment of the Committee, is an appropriate peer group to use for compensation purposes.

mented the Annual Incentive Compensation Plan. The implementation of the Annual Incentive Compensation Plan was a result of a study by Towers Perrin, at the Committee's request, of the Survey Group that indicated that although the total compensation of OG&E's executive officers was commensurate with the total compensation of similar officers within the Survey Group, OG&E's executive officers received a greater proportion of their compensation in salary and a lesser proportion in incentive-based awards. Accordingly, in an effort to bring OG&E's compensation system more in line with the Survey Group, the salaries of senior executives generally were frozen during 1993 and 1994 at 1992 levels, and executives received increased incentive-based awards. This process continued in 1995 and 1996 for several executive officers (including Mr. Harlow, the Chief Executive Officer) as their 1995 and 1996 salaries remained frozen at 1992 levels. As a result of this process, the potential total cash compensation of OG&E's executives, as well as the makeup of that compensation, became generally consistent with the average compensation paid to similar executives by corporations in the Survey Group.

     In 1993, a new Federal tax law was passed which limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. This new law is not expected to impact the Company or OG&E with respect to executive compensation paid in 1997. The Committee continues to review the new law and associated regulations, as well as the structure of its salary and various compensation programs, and its present intent is to take appropriate steps to ensure the continued deductibility of its executive compensation.

     BASE SALARY. The base salaries for OG&E's executive officers in 1996 were designed to be competitive with the Survey Group and generally approximated the salary at the 50th percentile of the range for comparable executives employed by companies in the Survey Group. Actual base salaries were determined based on individual performance and experience. The salaries of executive officers generally are determined in January of each year with an effective date of March 1, and are subject to adjustment during a year when an individual's duties and responsibilities are changed. For this reason, the salary of Mr. Moore was increased on August 1, 1995, upon his appointment as President and Chief Operating Officer of OG&E and on May 16, 1996, upon his appointment as President and Chief Executive Officer following the resignation of Mr. Harlow as Chief Executive Officer due to illness.

     ANNUAL INCENTIVE COMPENSATION PLAN. The Annual Incentive Compensation Plan was adopted in late 1992. The plan is designed to provide key management personnel with annual incentive awards, the payment of which is tied to the achievement of specified OG&E objectives relating to profitability. Awards with respect to 1996 performance were made under the Plan to 11 employees, including all executive officers, and specified corporate and individual performance goals were established in January 1996. Payouts of the awards are in cash and are dependent primarily on the achievement of such specified performance goals. In 1996, the corporate goals were based 50% on earnings per share, as compared to earnings goals set by the Committee, and 50% on operating and maintenance expense per kilowatt-hour, as compared to approximately 25 electric utilities. The amount of the award for each executive officer was expressed as a percentage of base salary (the "targeted amount"), with the officer having the ability, depending upon achievement of corporate goals, to receive from 0% to 150% of such targeted amounts. For 1996, the targeted amounts ranged from 20% to 30% of base salary and approximated the 50th percentile of the level of such awards granted to comparable executives employed by companies in the Survey Group.

     The percentage of the targeted amount that an officer ultimately receives is subject to being increased or decreased by up to 20% at the discretion of the Committee, depending on the individual's achievement of pre-established personal goals approved by the Committee. In no event, however, will any payouts be made unless the specified minimum corporate performance goals are satisfied. For 1996, the Company's earnings per share ($3.25) exceeded the target levels and the operating and maintenance expenses were less than the target levels. Corporate performance in 1996 and performance by individuals of their pre-established personal goals resulted in payouts ranging from 141% to 151% of their target amounts and from 24% to 45% of base salary earned in 1996.

     RESTRICTED STOCK AWARDS. Another significant component of executive compensation in 1996 was awards under OG&E's Restricted Stock Plan. The Plan empowers the Committee to make contingent awards of Common Stock ("Restricted Stock") to key employees. Each share of Restricted Stock is subject to a Restricted Period of three or four years during which the share is subject to forfeiture if the recipient of the share ceases to render substantial services to the Company or a subsidiary for any reason (other than death, disability or normal retirement) and during which the share may not be transferred. The Committee has the power in the event of certain mergers, consolidations or tender offers involving the Company to lapse all restrictions on shares of Restricted Stock.

     Awards under the Restricted Stock Plan were made at the end of 1996 and were based, as required by the Plan, on the individual's performance during 1996. In evaluating an individual's performance, the Committee considered individual job performance, experience and individual characteristics such as leadership and dedication, with no particular weight given to one factor over another. The Committee also considered the long-term incentives provided to executives in the Survey Group and the amount of the 1996 awards made for each executive officer generally represented the long-term incentives awarded to similar executives by corporations in approximately the 50th percentile of the Survey Group. For 1996, awards of Restricted Stock ranged from 4% to 30% of an executive's base salary. As in prior years, each share of Restricted Stock awarded in 1996 is subject to forfeiture during a Restricted Period. Moreover, as in prior years, the shares awarded in 1996 to nine key officers contained a significant additional condition. Such officers generally will be entitled at the end of the Restricted Period of three years to keep the full amount of the shares awarded to them only if the Company during such period meets or exceeds a specific return on equity target as compared to the return on average equity for the approximately 90 electric and combination utility companies (including utility holding companies) shown in the Merrill Lynch & Co., Inc. Data Sheet-Electric and Combination Utility Companies (the "Merrill Lynch Index") with the officer receiving fewer shares and possibly no shares depending on the Company's performance relative to the performance of the companies in the Merrill Lynch Index. The Committee's rationale for this additional condition was to continue to reward past service and to align the officer's interests with those of shareowners and, at the same time, to tie the Restricted Stock awards directly to long-term corporate performance. The amount of shares awarded in 1996 that an officer will ultimately receive will not be determined until the end of 1999. Prior awards of Restricted Stock were not considered by the Committee in making awards in 1996.

     CEO COMPENSATION. Mr. Moore became President and Chief Executive Officer following Mr. Harlow's resignation as Chief Executive Officer due to illness on May 16, 1996, and assumed the additional role of Chairman upon Mr. Harlow's death. Prior to that time, Mr. Moore served as President and Chief Operating Officer. The 1996 compensation for Mr. Moore consisted of the same components as the compensation for other executive officers. Mr. Moore's 1996 salary was increased from $270,000 to $280,000, effective March 1, 1996, and his 1996 targeted award under the Annual Incentive Plan was initially set at 25% of his base salary so that his total potential cash compensation and the components of such compensation would approximate the average cash compensation for chief operating officers of the companies in the Survey Group. Following his apppointment as Chief Executive Officer on May 16, 1996, Mr. Moore's salary and target incentive award for the balance of 1996 were increased to $375,000 and 30%, respectively, which the Compensation Committee believed were appropriate levels based on his prior experience. As a result of 1996 performance as described above, he received a payout of $146,072 under the Annual Incentive Plan, representing 151% of his composite targeted award, of which 131% was attributable to corporate performance and 20% was attributable to his individual performance. Mr. Moore's Restricted Stock award was based on his performance in 1996 and a comparison of his award to the long-term compensation of other chief executive officers in the Survey Group. Consideration also was given to Mr. Moore's prior experience with OG&E, his demonstrated leadership skills and his positive reputation within the community and utility industry. Based on these factors, the Committee determined to grant Mr. Moore a Restricted Stock award having an approximate value at the date of its grant of 43% of his composite base salary for 1996. As was the case with respect to awards of Restricted Stock to other key officers, Mr. Moore's ultimate receipt of the shares awarded to him will be dependent upon the Company's achievement of specified return on equity targets during 1997, 1998 and 1999.

     Prior to May 16, 1996, Mr. Harlow served as Chairman and Chief Executive Officer. Initially, his salary for 1996 remained frozen at the 1992 level ($500,000) and his targeted award under the Annual Incentive Plan remained at 30% (i.e., $150,000) so that his total potential cash compensation and the components of such compensation would appproximate the average cash compensation for chief executive officers of the companies in the Survey Group. On May 16, 1996, Mr. Harlow resigned due to illness as Chief Executive Officer and continued as Chairman at a reduced annual salary of $350,000 prior to his death on June 1, 1996. In accordance with the terms of the Annual Incentive Plan, Mr. Harlow received a prorated payout of $90,699 under the Plan based on the period of time he was employed by OG&E during 1996, of which 131% was attributable to corporate performance and 20% was attributable to individual performance. At the time Mr. Harlow resigned as Chief Executive Officer, he entered into an employment and consulting agreement with OG&E, the terms of which are summarized in the footnotes to the Compensation Table on page 12.

     CONCLUSION. The Committee believes that the Company's current executive compensation system serves the interests of the Company and its shareowners effectively. The Committee takes very seriously its responsibilities with respect to the Company's executive compensation system. To this end, the Committee will continue to monitor and revise the compensation policies as necessary to ensure that the Company's compensation system continues to meet the needs of the Company and its shareowners.

                             Compensation Committee

Bill Swisher, Chairman
Hugh L. Hembree, III, member
William E. Durrett, member

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
     Since the Company did not conduct any business  operations during 1996, the current executive  officers of the
Company were not  compensated  by the Company  during 1996.  The following  table  provides  information  regarding compensation to OG&E's Chief Executive Officers and four other most highly  compensated  executive officers for the past three  years.  To the  extent the table  shows  zeros for other  annual  compensation,  stock  options,  stock appreciation  rights or payouts under long-term  incentive plans for a particular year, no amounts were required to be  reported  in such year or, in the case of other  annual  compensation,  the  amounts  were below the  threshold required for disclosure under the SEC's rules.


                                                                            Long Term Compensation
                                                                       --------------------------------
                                          Annual Compensation                  Awards           Payouts
                                       ------------------------------  -----------------------  -------
                                                            Other       Restricted  Securities
                                                            Annual        Stock     Underlying    LTIP      All Other
Name and Principal                     Salary  Bonus(1)  Compensation    Awards(2)   Options/    Payouts  Compensation(3)
    Position                   Year      ($)     ($)         ($)           ($)        SAR(#)       ($)         ($)
------------------             ----    ------  -------- -------------   ----------  ----------  --------  ---------------

S.E. Moore, (4) Chairman,      1996    337,708  146,072         0         101,291        0           0        28,489
  President and                1995    212,000   58,591         0          52,974        0           0        17,726
  Chief Executive Officer      1994    162,917   41,920         0          32,579        0           0        15,334

P.J. Ryan (5)                  1996    295,000   83,190         0               0        0           0        26,405
  Vice Chairman                1995    295,000   63,130         0          58,968        0           0        25,804
                               1994    295,000   92,925         0          73,739        0           0        27,982

A.M. Strecker                  1996    206,667   62,816         0          51,653        0           0        19,242
  Senior Vice President        1995    200,000   46,800         0          39,974        0           0        19,059
  Finance and Administration   1994    197,083   51,090         0          39,384        0           0        19,557

J.T. Coffman                   1996    134,167   39,420         0          26,814        0           0        14,913
  Vice President Power Supply  1995    127,500   31,720         0          25,475        0           0         6,039
                               1994    112,249   12,075         0          22,158        0           0        12,387

J.R. Hatfield (6)              1996    132,083   40,166         0          26,402        0           0         9,089
  Treasurer                    1995    127,500   29,835         0          25,475        0           0         2,350
                               1994     47,813   13,919         0           9,534        0           0         5,730

J.G. Harlow, Jr. (7)           1996    200,737   90,699         0               0        0           0        37,800
  Chairman and                 1995    500,000  183,000         0         149,972        0           0        52,145
  Chief Executive Officer      1994    500,000  131,000         0         149,976        0           0        52,934

-----------------

(1)  As explained on page 9, amounts in this column reflect payouts under OG&E's Annual Incentive Compensation Plan.

(2)  Amounts in this column reflect the market value of the shares of Restricted Stock awarded under the Restricted
     Stock Plan,  based on the closing  price of the  Company's  Common  Stock on the date the award was made.  The number of shares awarded in 1996, 1995 and 1994 was as follows:  (i) Mr. Moore, 2,463 shares, 1,308 shares and
     991 shares, respectively;  (ii) Mr. Ryan, zero shares, 1,456 shares and 2,243 shares, respectively;  (iii) Mr.
     Strecker,  1,256 shares, 987 shares and 1,198 shares,  respectively;  (iv) Mr. Coffman, 652 shares, 629 shares and 674 shares, respectively; (v) Mr. Hatfield, 642 shares, 629 shares, and 290 shares, respectively; and (vi)
     Mr.  Harlow,  zero  shares,  3,703  shares and 4,562  shares.  In the absence of death,  disability  or normal retirement, the shares awarded to these individuals in 1996, 1995 and 1994 are subject to forfeiture for three years with the amount the recipient ultimately receives dependent on Company performance.  The total number of shares and market value of  Restricted  Stock held by each of the named  individuals  as of December 31, 1996, were as follows: Mr. Moore, 5,650 shares,  $235,888;  Mr. Ryan, 5,747 shares,  $239,937;  Mr. Strecker,  4,524 shares,  $188,877; Mr. Coffman, 2,067 shares,  $86,297; Mr. Hatfield,  1,561 shares,  $65,172; and Mr. Harlow, none. Dividends are paid to these individuals on the shares of Restricted Stock owned by them.

(3)  Amounts in this column for 1996 reflect:  (i) for Mr. Moore,  $15,197  (Retirement Savings Plan and Retirement
     Savings  Restoration Plan) and $13,292 (insurance  premiums);  (ii) for Mr. Ryan, $13,275  (Retirement Savings
     Plan and Retirement Savings Restoration Plan) and $13,130 (insurance premiums); (iii) for Mr. Strecker, $9,300
     (Retirement  Savings Plan and Retirement Savings Restoration Plan) and $9,942 (insurance  premiums);  (iv) for
     Mr. Coffman,  $6,037 (Retirement  Savings Plan and Retirement Savings  Restoration Plan) and $8,876 (insurance premiums); (v) for Mr. Hatfield,  $3,963 (Retirement Savings Plan and Retirement Savings Restoration Plan) and
     $5,126 (insurance  premiums);  and (vi) for Mr. Harlow, $9,033 (Retirement Savings Plan and Retirement Savings
     Restoration Plan),  $3,767 (insurance  premiums),  and $25,000 (consulting fees). A significant portion of the insurance premiums reported for each of these individuals is for life insurance policies and such premiums are recovered by the Company from the proceeds of the policies.

(4)  Mr. Moore was appointed  President in August 1995,  Chief Executive  Officer in May 1996, and Chairman in June
     1996.

(5)  Mr. Ryan resigned as Vice Chairman,  effective January 3, 1997. Prior to his retirement, Mr. Ryan entered into an agreement with OG&E,


     whereby he is to render  consulting  services  to OG&E in 1997 and 1998 and is to be paid $6,500 per month for such services plus a lump sum payment of $25,000.  Under such  agreement,  Mr. Ryan also will receive the same benefits  provided for  executive  officers who accepted  OG&E's early  retirement  offer in June 1994.  These benefits  include (i) $500 per month until the earlier of Mr.  Ryan's death or his  attainment of age 62; (ii)
     continued  coverage for Mr. Ryan and his spouse under OG&E's medical plans;  (iii) an enhanced pension benefit computed as if Mr. Ryan had three  additional  years of service with OG&E and was five years older at the date of his retirement  (the  approximate  cost to the Company of providing this benefit to Mr. Ryan was $248,369).
     OG&E also agreed to reimburse Mr. Ryan for the costs of accounting  services in connection  with his personal, financial and tax planning during 1997 and for his 1997 tax returns.

(6)  Mr. Hatfield was not employed by OG&E or its subsidiaries prior to August 18, 1994.

(7)  Mr. Harlow served as Chairman and Chief Executive Officer of OG&E until May 16, 1996 at which time he resigned as Chief Executive Officer due to illness.  Following his resignation and in accordance with an employment and consulting  agreement with OG&E, Mr. Harlow received  $13,287 for acting as Chairman and $25,000 in consulting fees prior to his death.  Also,  as part of such  agreement,  Mr.  Harlow  received a country club  membership
     (approximate  cost $30,000) and continued  coverage (or coverage  comparable  to that  provided)  under OG&E's medical plans for Mr. Harlow and his spouse.

PENSION PLAN TABLE
===================================================================================================================

     The Company and OG&E  maintain a qualified  non-contributory  Retirement  Plan  covering all  employees of the
Company who have completed one year's service.  Subject to limitations  imposed by the Employee  Retirement  Income
Security Act of 1974  ("ERISA"),  benefits  under the Retirement  Plan are based upon the five highest  consecutive years of cash  compensation  (which for the executives  named in the Summary  Compensation  Table prior to 1993 has consisted  solely of salaries and for 1993,  1994, 1995 and 1996 consists of salary and bonus) during an employee's last ten years prior to retirement  and length of service.  Social  Security  benefits are deducted in  determining benefits  payable under the Plan.  Remuneration  covered by the Plan includes  salaries,  bonuses and overtime pay.
Retirement benefits are payable to participants upon normal retirement (at or after age 65) or early retirement (at or after  attaining  age 55 and  completing  five or more years of service),  to former  employees  after  reaching retirement  age who have  completed  five or more years of  service  before  terminating  their  employment  and to participants after reaching  retirement age upon total and permanent  disability.  As indicated above, the benefits payable under the Plan are subject to maximum  limitations  under ERISA.  Should benefits at the time of retirement exceed the then  permissible  limits of ERISA,  the Retirement  Restoration  Plan will provide  benefits  through a lump-sum  distribution  actuarially  equivalent  to the amounts  that would have been  payable  annually  under the
Retirement  Plan but for the ERISA  limits.  The Company and OG&E fund the  estimated  benefits  payable  under the
Retirement  Restoration  Plan  through  contributions  to a trust for the  benefit of those  employees  who will be entitled to receive payments under the Retirement Restoration Plan.

     The  following  table sets forth the  estimated  annual  benefits  payable  upon normal  retirement  under the
Retirement Plan and Retirement Restoration Plan to persons in the remuneration classification specified.

-----------------------------------------------------------------------------------------------
   Average                                Years of Service at Retirement
 Compensation  --------------------------------------------------------------------------------
5 Highest Years     10        15        20        25        30        35        40        45
===============================================================================================
    $ 100,000    $ 13,411  $ 20,117  $ 26,822  $ 33,528  $ 40,234  $ 46,939  $ 53,645  $ 60,350
      125,000      17,161    25,742    34,322    42,903    51,484    60,064    68,645    77,225
      150,000      20,911    31,367    41,822    52,278    62,734    73,189    83,645    94,100
      175,000      24,661    36,992    49,322    61,653    73,984    86,314    98,645   110,975
      200,000      28,411    42,617    56,822    71,028    85,234    99,439   113,645   127,850
      225,000      32,161    48,242    64,322    80,403    96,484   112,564   128,645   144,725
      250,000      35,911    53,867    71,822    89,778   107,734   125,689   143,645   161,600
      300,000      43,411    65,117    86,822   108,528   130,234   151,939   173,645   195,350
      350,000      50,911    76,367   101,822   127,278   152,734   178,189   203,645   229,100
      400,000      58,411    87,617   116,822   146,028   175,234   204,439   233,645   262,850
      450,000      65,911    98,867   131,822   164,778   197,734   230,689   263,645   296,600
      500,000      73,411   110,117   146,822   183,528   220,234   256,939   293,645   330,350
      550,000      80,911   121,367   161,822   202,278   242,734   283,189   323,645   364,100
      600,000      88,411   132,617   176,822   221,028   265,234   309,439   353,645   397,850
      650,000      95,911   143,867   191,822   239,778   287,734   335,689   383,645   431,600
      700,000     103,411   155,117   206,822   258,528   310,234   361,939   413,645   465,350
      750,000     110,911   166,367   221,822   277,278   332,734   388,189   443,645   499,100
-----------------------------------------------------------------------------------------------

     As of December 31, 1996, the credited years of service for the individuals listed in the remuneration table on page 11 are as follows: S. E. Moore - 22 years; P. J. Ryan - 35 years; A. M. Strecker - 25 years; J. T. Coffman - 26 years; and J. R. Hatfield - 2 years. At the time of his retirement, Mr. Harlow had 35 credited years of service.


     In 1993, OG&E adopted a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded supplemental plan that is not subject to the benefits limit imposed by ERISA. The plan generally provides for an annual retirement benefit at age 65 equal to 65% of the participant's average cash compensation during his or her final 36 months of employment, reduced by Social Security benefits, by amounts payable under OG&E's Retirement and Restoration Plans described above and by amounts received under pension plans from other employers. For a participant in the SERP who retires before age 65, the 65% benefit is reduced, with the reduction being 1% per year for ages 62 through 64, an additional 2% per year for ages 60 through 61, an additional 4% per year for ages 58 through 59 and an additional 6% per year for ages 55 through 57, so that a participant retiring at age 55 would receive 32% of his average cash compensation during his final 36 months, reduced by the deductions set forth above. With the exception of Mr. Harlow, who retired at age 62, none of the individuals listed in the remuneration table on page 11 has received or is expected to receive benefits under the SERP at normal retirement as the benefits payable to such individuals under the Company's Retirement and Restoration Plans are expected to exceed the benefits payable under the SERP.


CHANGE OF CONTROL ARRANGEMENTS
--------------------------------------------------------------------------------
     On November 20, 1996, the Company and OG&E entered into employment agreements with each officer of OG&E. Pursuant to such agreements, each such officer is to remain an employee for a three-year period following a change of control of the Company (the "Employment Period"). During the Employment Period, the officer is entitled to (i) an annual base salary in an amount at least equal to his or her base salary prior to the change of control, (ii) an annual bonus in an amount at least equal to his or her highest bonus in the three years prior to the change of control, and (iii) continued participation in the incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and provision of fringe benefits to the extent paid or provided to (a) such officer prior to the change of control or (b) other peer executives of the Company.

     If, during the Employment Period, the officer's employment is terminated by the employer for reasons other than cause or disability or by such officer due to a change in employment responsibilities, the officer shall be entitled to the following payments: (i) all accrued and unpaid compensation and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and
(b) highest recent annual bonus. The officer shall also be entitled to continued welfare benefits for three years and outplacement services. If the payment of the foregoing benefits, when taken together with any other payments to the officer, would result in the imposition of the excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, then the severance benefits will be reduced if such reduction results in a greater after-tax payment to the officer. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination. A change of control encompasses certain mergers and acquisitions, changes in Board membership and acquisition of securities of the Company.

COMPANY STOCK PERFORMANCE
--------------------------------------------------------------------------------
     The following graph shows a five-year comparison of cumulative total returns for OG&E's Common Stock, the Dow Jones Equity Market Index and the Dow Jones Electric Utilities Index. The graph assumes that the value of the investment in OG&E's Common Stock and each index was 100 at December 31, 1991, and that all dividends were reinvested.



                                   [GRAPH]


                                     Dow Jones         Dow Jones
Measurement Period                 Equity Market        Electric
(Fiscal Year Covered)     OG&E        Index          Utilities Index
---------------------     ----        -----          ---------------
      12/31/91             100          100                 100
      12/31/92              83          109                 107
      12/31/93              97          119                 119
      12/30/94              94          120                 105
      12/29/95             132          166                 138
      12/31/96             137          206                 139


SECURITY OWNERSHIP
--------------------------------------------------------------------------------

     The following table shows the number of shares of the Company's Common Stock beneficially owned on March 1, 1997, by each Director, by each of the Executive Officers named in the compensation table on page 11, and by all Executive Officers and Directors as a group:


                                          Number of Common Shares(1)

Herbert H. Champlin                                5,197
Luke R. Corbett                                      192
William E. Durrett                                 1,774
Martha W. Griffin                                  2,635
H. L. Hembree, III                                15,592
Robert Kelley                                      1,707
Bill Swisher                                      12,106
Ronald H. White                                    1,474
S.E. Moore                                        23,657
P.J. Ryan                                         11,769
A.M. Strecker                                     21,993
J.T. Coffman                                       6,327
J.R. Hatfield                                      3,973

All Executive Officers and                       139,501
Directors as a group
(18 persons)


(1) Ownership by each other executive officer is less than 0.06% of the class, by each other director is less than 0.04% of the class and, for all executive officers and directors as a group, is less than 0.35% of the class. Amounts shown include shares for which, in certain instances, an individual has disclaimed beneficial interest. Amounts shown for executive officers include 72,859 shares of Common Stock representing their interest in shares held under the Company's Employees' Stock Ownership Plan, Retirement Savings Plan and Restricted Stock Plan, for which in certain instances they have voting power but not investment power.

(2)  Amounts shown for Messrs.  Champlin,  Corbett,  Durrett,  Hembree,  Kelley,
     Swisher and White,  and for Mrs.  Griffin  include,  4,368, 86, 305, 6,022,
     707, 6,678, 474, and 305 common stock units, respectively, under the Director's Deferred Compensation Plan.

     The foregoing information on share ownership is based on information furnished to the Company by the individuals listed above and all shares listed are beneficially owned by the individuals or by members of their immediate family unless otherwise indicated.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Under federal securities laws, the Company's and OG&E's directors and executive officers are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common and preferred stocks and subsequent acquisitions, dispositions or other transfers of interest in such securities. The Company is required to disclose whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. To the Company's knowledge, all of the Company's directors and officers subject to such reporting obligations have satisfied their reporting obligations in full.


RELATIONSHIP WITH INDEPENDENT
PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     During 1996, Oklahoma Gas and Electric Company engaged Arthur Andersen LLP as its independent public accountants. The Board of Directors has appointed Arthur Andersen LLP as the independent public accountants for the Company and OG&E for 1997. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareowners and will have the opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from shareowners at the meeting.


SHAREOWNER PROPOSALS
--------------------------------------------------------------------------------

     Any shareowner proposal intended to be presented at the Annual Meeting in 1998 must be received by the Company on or before November 28, 1997, for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals received by that date, deemed to be proper for consideration at the Annual Meeting and otherwise conforming to the rules of the Securities and Exchange Commission, will be included in the 1998 proxy statement.

LOCATION OF OKLAHOMA CITY MARRIOTT HOTEL
--------------------------------------------------------------------------------

                                   [MAP]



                                                                                                               OGE ENERGY CORP.
        OGE ENERGY CORP.                                                                          ANNUAL MEETING OF SHAREOWNERS
                  [LOGO]                                                                                           MAY 15, 1997

       P            The undersigned  hereby appoints Steven E. Moore, Herbert H. Champlin, and Bill Swisher,  and each of them severally,  with full power of  substitution  and with full power to act with or without the other, as the proxies of the undersigned to represent and to vote all shares of stock of OGE Energy Corp. held of record by the
       R       undersigned on March 18, 1997, at the Company's  Annual Meeting of Shareowners to be held on May 15, 1997 and at all adjournments thereof, on all matters coming before said meeting.

       O            THIS PROXY,  WHICH IS SOLICITED  BY THE BOARD OF  DIRECTORS,  WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS
               MADE,  THIS PROXY WILL BE VOTED FOR THE ELECTION AS  DIRECTORS OF THE NOMINEES  NAMED ON THE REVERSE SIDE OF THIS
               PROXY CARD.
       X

               ----------------------------------------------------------------------------------------------------------------
       Y       PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED  ENVELOPE.  Unless you attend and vote in person, you MUST sign and return your proxy in order to have your shares voted at the meeting.
               ----------------------------------------------------------------------------------------------------------------
                                                                                                                  ----------------
                                                                                                                  SEE REVERSE SIDE
                                                                                                                  ----------------



PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHOULD SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

                                                                  -------------------------------------------------------------
                                                                     The Board recommends a vote FOR the election as directors
                                                                  of the nominees named below.
                                                                  -------------------------------------------------------------
                                                                  1. Election of Directors:
                                                                     NOMINEES:
X                                                    /     /97       William E. Durrett; H.L. Hembree, III; Steven E. Moore
---------------------------------------------------------------
             Signature of Shareowner                  Date          /  / FOR all nominees            /  / WITHHOLD AUTHORITY
                                                                         (list exceptions below).         to vote for all nominees.
X                                                    /     /97
---------------------------------------------------------------
             Signature of Shareowner                  Date
                                                                  ----------------------------------------------------------------
                                                                  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                                                                  NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE ABOVE.
                                                                  ----------------------------------------------------------------
                                                                  2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                                                                  ----------------------------------------------------------------

OGE ENERGY CORP.

                                ADMISSION TICKET
                             RETAIN FOR ADMITTANCE


                               Annual Meeting of
                          OGE ENERGY CORP. SHAREOWNERS
                             Thursday, May 15, 1997
                                   10:00 a.m.
                         Oklahoma City Marriott Hotel*
                           3233 Northwest Expressway
                            Oklahoma City, Oklahoma




It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

                                                                                               {MAP}
THIS TICKET MUST BE PRESENTED TO THE OGE REPRESENTATIVE  AT THE MARRIOTT
HOTEL FOR ADMITTANCE TO THE ANNUAL MEETING.

*REGIONAL MAP ON REVERSE SIDE.



OGE ENERGY CORP.                                        ADMISSION TICKET
101 North Robinson                                    RETAIN FOR ADMITTANCE
Oklahoma City, Oklahoma 73102-3405











EAST BOUND I-44: Exit I-44 East
to Highway '3' (Grand Boule-
vard), continuing in a northerly
direction approximately 1-1/2
miles, exit right onto Highway
'3A' East (Northwest Express-
way), proceed approximately                               {MAP}
1/4 mile, turn left on Indepen-
dence,turn right to Marriott
Hotel.

WEST BOUND I-44: Exit left I-44
West 'Exit 125C' to Highway
'3A'(Northwest Expressway),
turn right onto Highway '3A'
(Northwest Expressway),
continue in a northwesterly
direction approximately 2 miles,
turn right to Marriott Hotel.